UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2014

_____________________

 VERSO PAPER CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400
Memphis, Tennessee 38115-4436
(Address of principal executive offices) (zip code)
(901) 369-4100
(Registrant’s telephone number, including area code)

_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The 2014 Annual Meeting of Stockholders of Verso Paper Corp., or “Verso,” was held on May 29, 2014. At the meeting, Verso’s stockholders (1) elected three directors - Michael E. Ducey, Scott M. Kleinman and David B. Sambur - to serve on Verso’s board of directors as Class III directors for a term of three years; (2) approved, on an advisory basis, the compensation of Verso’s named executive officers as disclosed in the Proxy Statement dated April 29, 2014, or “Proxy Statement,” pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and (3) ratified the appointment of Deloitte & Touche LLP to serve as Verso’s independent registered public accounting firm for the year ending December 31, 2014. The proposals are described in detail in the Proxy Statement. The tabulation of votes cast with respect to each proposal is as follows:

1.	Election of three directors - Michael E. Ducey, Scott M. Kleinman and David B. Sambur - to serve on Verso’s board of directors as Class III directors for a term of three years:

Nominee	For	Withhold	Broker Non-Votes
Michael E. Ducey	47,046,891	198,091	3,174,171
Scott M. Kleinman	42,867,082	4,377,900	3,174,171
David B. Sambur	42,897,205	4,347,777	3,174,171

Stockholders were not provided the option to abstain from voting on this proposal.

2.
Approval, on an advisory basis, of the compensation of Verso’s named executive officers as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission:

For	Against	Abstain	Broker Non-Votes
47,192,192	50,252	2,538	3,174,171

3.	Ratification of the appointment of Deloitte & Touche LLP to serve as Verso's independent registered public accounting firm for the year ending December 31, 2014:

For	Against	Abstain
50,379,911	28,463	10,779

There were no broker non-votes on this proposal.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 2, 2014

VERSO PAPER CORP.

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary